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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
CRA International, Inc.:

        We consent to the incorporation by reference in the Registration Statements Nos. 333-142064, 333-118691 and 333-123903 on Form S-3 and Nos. 333-184916, 333-133450, 333-63451, 333-62910, 333-97163, 333-63453, 333-120539, 333-170142, and 333-164621 on Form S-8 of CRA International, Inc. of our reports dated March 8, 2013, with respect to the consolidated balance sheets of CRA International, Inc. and subsidiaries as of December 29, 2012 and December 31, 2011, and the related consolidated statements of operations, comprehensive income (loss), cash flows, and shareholders' equity for each of the fiscal years ended December 29, 2012 and December 31, 2011, the five-week period ended January 1, 2011, and the fiscal year ended November 27, 2010, and the effectiveness of internal control over financial reporting as of December 29, 2012, which reports appear in the December 29, 2012 annual report on Form 10-K of CRA International, Inc.

/s/ KPMG LLP

Boston, Massachusetts
March 8, 2013

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  Exhibit 23.1